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                                                                 EXHIBIT 8

              [Letterhead of Wachtell, Lipton, Rosen & Katz]


                                  , 1997

Raytheon Company
141 Spring Street
Lexington, Massachusetts 02173

Ladies and Gentlemen:

  You have requested our opinion regarding whether the merger (the "Merger") of Raytheon Company ("Raytheon") with and into HE Holdings, Inc. ("Hughes") under the laws of the State of Delaware constitutes a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  In formulating our opinion, we examined such documents as we have deemed appropriate, including the Agreement and Plan of Merger, dated as of January 16, 1997, by and between Raytheon and Hughes (the "Merger Agreement") and the Registration Statement of Hughes (including the Prospectus) filed on Form S-4 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. (Such Registration Statement, as amended through the date hereof, is hereinafter referred to as the "Registration Statement".) In addition, we obtained such additional information as we deemed relevant and necessary through consultations with officers and representatives of Raytheon and Hughes.

  Our opinion set forth below assumes (a) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement and Registration Statement; (b) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement; and (c) the accuracy as of the date hereof of (i) the representations made by Raytheon, which are set forth in the certificate delivered to us by Raytheon dated the date hereof, and (ii) the representations made to us by Hughes, which are set forth in the certificate delivered to us by Hughes dated the date hereof.
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Raytheon Company

     , 1997

Page 2

  Based on the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above and the discussion set forth below, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a)
(1) (A) of the Code.

  Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that occurs or comes to our attention. We express no opinion concerning any tax consequences of the Merger other than as expressly set forth herein.


  We hereby consent to the inclusion of this opinion in the Registration Statement.

                                       Very truly yours,